Exhibit 4.6

TRUST SUPPLEMENT NO. 2007-1B

dated as of June 26, 2007

between

WILMINGTON TRUST COMPANY

as Trustee,

and

UNITED AIR LINES, INC.

to

PASS THROUGH TRUST AGREEMENT

dated as of June 26, 2007

$106,835,000

United Air Lines Pass Through Trust 2007-1B

United Air Lines

Pass Through Certificates,

Series 2007-1B

Vedder, Price, Kaufman & Kammholz, P.C.

Chicago, Illinois

Exhibit A	-	Form of Certificate
Exhibit B	-	DTC Letter of Representations

i

THIS TRUST SUPPLEMENT NO. 2007-1B, dated as of June 26, 2007 (herein called the “Trust Supplement”), between United Air Lines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust Company (the “Trustee”), to the Pass Through Trust Agreement, dated as of June 26, 2007, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company intends to finance certain Aircraft through separate secured loan transactions, under which the Company will own such Aircraft (collectively, the “Aircraft”);

WHEREAS, in the case of each Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes secured by such Aircraft;

WHEREAS, the Trustee hereby declares the creation of the United Air Lines Pass Through Trust 2007-1B (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the Note Purchase Agreement, the Trustee on behalf of the Applicable Trust, using funds from the sale of the Applicable Certificates, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

[Trust Supplement No. 2007-1B]

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “United Air Lines Pass Through Certificates, Series 2007-1B” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $106,835,000.

(b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 2 and July 2 of each year, commencing on January 2, 2008, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. In addition, the Applicable Certificate will bear a legend regarding ERISA compliance matters.

(ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

(e) The Applicable Certificates are subject to the Intercreditor Agreement.

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(f) The Applicable Certificates are entitled to the benefits of the Liquidity Facility.

(g) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the Note Purchase Agreement.

(h) The Cut-off Date is July 4, 2007.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any capitalized term used herein but not defined shall have the meaning assigned to it in the Basic Agreement, and any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement: Has the meaning specified in the recitals hereto.

Aircraft: Means each of the Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement (or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).

Applicable Certificate: Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust: Has the meaning specified in the recitals hereto.

Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, or, so long as any Applicable Certificate of such series is outstanding, the city and state in which the Trustee or any related Loan Trustee maintains its corporate trust office or receives and disburses funds.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event: Means that a United Bankruptcy Event has occurred and is continuing and the following events in either clause (A) or (B) have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under

[Trust Supplement No. 2007-1B]

Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any Aircraft.

Class: Has the meaning specified in the Intercreditor Agreement.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Final Maturity Date: Means January 2, 2021.

Intercreditor Agreement: Means the Intercreditor Agreement dated as of June 26, 2007 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity provider relating to the Class A Certificates and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investors: Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of June 26, 2007 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

Liquidity Provider: Means, initially, Morgan Stanley Senior Funding, Inc., a corporation duly established under the laws of the State of Delaware, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture, the Parent Guarantee and the Participation Agreement relating to such Equipment Note.

Note Purchase Agreement: Means the Note Purchase Agreement dated as of June 26, 2007 among the Trustee, the Other Trustees, the Company and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

[Trust Supplement No. 2007-1B]

Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2007-1A dated as of the date hereof relating to United Air Lines Pass Through Trust 2007-1A, (ii) the Basic Agreement as supplemented by Trust Supplement No. 2007-1C dated as of the date hereof relating to United Air Lines Pass Through Trust 2007-1C, (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Additional Trust and (iv) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the United Air Lines Pass Through Trust 2007-1A, the United Air Lines Pass Through Trust 2007-1C, an Additional Trust or Trusts, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Prospectus Supplement: Means the final Prospectus Supplement dated June 19, 2007 relating to the offering of the Applicable Certificates, the Class A and the Class C Certificates.

QIB: Means a qualified institutional buyer as defined in Rule 144A.

Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 5.03 of this Trust Supplement.

Registrar: Has the meaning specified in Section 5.03 of this Trust Supplement.

Restrictive Legend: Has the meaning specified in Section 5.01 of this Trust Supplement.

Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

Scheduled Payment: Means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within ten (10) Business Days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Liquidity Facility, which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, Break Amount, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

[Trust Supplement No. 2007-1B]

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, the Parent Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters: Means, collectively, Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

Underwriting Agreement: Means the Underwriting Agreement dated June 19, 2007 among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

United Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

ARTICLE III

DEFAULT

Section 3.01. Purchase Rights of Certificateholders. (a) At any time after the occurrence and during the continuation of a Certificate Buyout Event, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class A Trust Agreement, all, but not less than all, of the Class A Certificates upon 15 days’ written notice to the Class A Trustee and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15 day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates pursuant to this Section 3.01(a).

[Trust Supplement No. 2007-1B]

(b) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:

(i) each Class C Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (a) above) to purchase all, but not less than all, of the Applicable Certificates and the Class A Certificates upon 15 days’ written notice to the Trustee, the Class A Trustee and each other Class C Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Class C Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class A Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such 15 day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder’s desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates and the Class A Certificates pursuant to this Section 3.01(b)(i);

(ii) if any Additional Certificates are issued pursuant to one or more Additional Trusts, each Additional Certificateholder (other than the Company or any of its Affiliates), shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clauses (a) or (b)(i) above) to purchase all, but not less than all, of the Applicable Certificates, the Class A Certificates, the Class C Certificates and any Additional Certificates ranked senior to the Additional Certificates held by the purchasing Additional Certificateholders upon 15 days’ written notice to the Trustee, the Class A Trustee, the Class C Trustee, any Additional Trustee with respect to Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholders and each other Additional Certificateholder of the same Class, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Additional Certificateholder of such Class (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class A Certificates, the Class C Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15 day period any other Additional Certificateholder of such

[Trust Supplement No. 2007-1B]

Class fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates, the Class A Certificates, the Class C Certificates and such senior Additional Certificates pursuant to this Section 3.01(b)(ii).

(iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 3.01(b) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium or Break Amount, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause (i) above, all of the Applicable Certificates and the Class A Certificates, or (B) in all other cases, the Applicable Certificates, the Class A Certificates, the Class C Certificates and, if applicable, the Additional Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 3.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Class C Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholders, as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all Applicable Certificates held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all such Applicable Certificates), (ii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s)

[Trust Supplement No. 2007-1B]

and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

As used in this Section 3.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Additional Trust Agreement”, “Additional Trustee”, “Class A Certificate”, “Class A Certificateholder”, “Class A Trust”, “Class A Trust Agreement”, “Class A Trustee”, “Class C Certificate”, “Class C Certificateholder”, “Class C Trust”, “Class C Trust Agreement”, “Class C Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(c) This Section 3.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

ARTICLE IV

THE TRUSTEE

Section 4.01. Delivery of Documents; Delivery Dates. The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 4.01 supersede and replace the first sentence of Section 4.02(a) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02. The Trustee. (a) Subject to Section 4.03 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the Note Purchase Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement and the Note Purchase Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

[Trust Supplement No. 2007-1B]

(b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 4.03. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party;

(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) this Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

[Trust Supplement No. 2007-1B]

Section 4.04. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.

Section 4.05. Trustee Reports. Promptly following any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property of such Applicable Trust at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on any date on which the Trustee is required to a statement as provided above, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

ARTICLE V

TRANSFER OF THE APPLICABLE CERTIFICATES

Section 5.01. Restrictive Legends. All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restrictive Legend”):

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2007-1B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

[Trust Supplement No. 2007-1B]

Section 5.02. Amendment of Section 3.04 of the Basic Agreement. Sections 5.03 and 5.04 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.03. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Applicable Certificate at the Corporate Trust Office or such other office or agency with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Applicable Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Applicable Certificates that the Applicable Certificateholder making the exchange is entitled to receive. Every Applicable Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Applicable Certificateholder thereof or its attorney duly authorized in writing.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 5.04 shall have been satisfied is submitted to them. Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Applicable Certificate, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the

[Trust Supplement No. 2007-1B]

Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 5.04. Special Transfer Provisions.

(a) Transfers Limited to QIBs. If an Applicable Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Applicable Certificate stating that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A.

(b) Restrictive Legend. Upon the transfer, exchange or replacement of Applicable Certificates, the Registrar shall deliver only Applicable Certificates that bear the Restrictive Legend.

(c) General. By acceptance of any Applicable Certificate, each Holder of such an Applicable Certificate will be deemed to:

(i) Represent that it is accepting such Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii) Agree that any sale or other transfer by it of any Applicable Certificate will only be made to a QIB;

(iii) Agree that it will, and each subsequent transferee will be required to, deliver to each person to whom it transfers Applicable Certificates notice of these restrictions on transfer of the Applicable Certificates;

(iv) Agree that no registration of the transfer of an Applicable Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Applicable Certificate in which it states that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v) Understand that the Applicable Certificates will bear a legend substantially to the effect of the Restrictive Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Applicable Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters. If it is acquiring any Applicable Certificates as a fiduciary or agent of one or more investor accounts, it

[Trust Supplement No. 2007-1B]

represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Applicable Certificates as well as to registered holders of Applicable Certificates; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer any Applicable Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 5.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE VI

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the Note Purchase Agreement to provide for the formation of one or more Additional Trusts, the issuance of Additional Certificates, the purchase by any Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(i) of the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement, and (ii) enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(i) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement.

Section 6.02. Consent of Holders of Certificates Issued under other Trusts. Notwithstanding any provision in Section 6.01 of this Trust Supplement to the contrary, no amendment or modification of Section 3.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

[Trust Supplement No. 2007-1B]

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 7.02. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

Section 7.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 7.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

[Trust Supplement No. 2007-1B]

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

UNITED AIR LINES, INC.

By:	/s / Stephen Lieberman
Name:	Stephen Lieberman
Title:	Vice President and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

[Trust Supplement No. 2007-1B]

EXHIBIT A

FORM OF CERTIFICATE

Certificate

No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2007-1B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE OR AN INTEREST HEREIN WITH PLAN ASSETS OF ANY PLAN OR AN INDIVIDUAL RETIREMENT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); OR (B) THE HOLDER’S PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.

*	This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

EXHIBIT A

[Trust Supplement No. 2007-1B]

UNITED AIR LINES PASS THROUGH TRUST 2007-1B

United Air Lines Pass Through Certificate, Series 2007-1B

Issuance Date: June 26, 2007

Final Maturity Date: January 2, 2021

Evidencing A Fractional Undivided Interest In The United Air Lines Pass

Through Trust 2007-1B, The Property Of Which Shall Include Certain Equipment

Notes Each Secured By An Aircraft Owned By United Air Lines, Inc.

$[                    ] Fractional Undivided Interest

representing [0.000xxxxxxx%] of the Trust per $1,000 face amount

THIS CERTIFIES THAT                     , for value received, is the registered owner of a $                     (                                                                                  DOLLARS) Fractional Undivided Interest in the United Air Lines Pass Through Trust 2007-1B (the “Trust”) created by Wilmington Trust Company, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of June 26, 2007 (the “Basic Agreement”), between the Trustee and United Air Lines, Inc., a Delaware corporation (the “Company”), as supplemented by Trust Supplement No. 2007-1B thereto, dated as of June 26, 2007 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “United Air Lines Pass Through Certificates, Series 2007-1B” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, the Parent Guarantee with respect to such Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on January 2 and July 2 of each year (a “Regular Distribution Date”) commencing January 2, 2008, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the

EXHIBIT A

[Trust Supplement No. 2007-1B]

Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the

EXHIBIT A

[Trust Supplement No. 2007-1B]

transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

EXHIBIT A

[Trust Supplement No. 2007-1B]

By acceptance of this Certificate, each Certificateholder will be deemed to:

(i) Represent that it is accepting this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii) Agree that any sale or other transfer by it of this Certificate will only be made to a QIB;

(iii) Agree that it will deliver to each person to whom it transfers this Certificate notice of these restrictions on transfer of this Certificate;

(iv) Agree that no registration of the transfer of a Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of this Certificate in which it states that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v) Understand that this Certificate will bear a legend substantially to the effect of the Restrictive Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of this Certificate is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters. If it is acquiring this Certificate as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in this Certificate as well as to registered holders of this Certificate; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer this Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

THE RELATED PASS THROUGH TRUST AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EXHIBIT A

[Trust Supplement No. 2007-1B]

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

UNITED AIR LINES PASS THROUGH TRUST 2007-1B

By:	WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

EXHIBIT A

[Trust Supplement No. 2007-1B]

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

EXHIBIT A

[Trust Supplement No. 2007-1B]

TRANSFER NOTICE

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Registrar with full power of substitution in the premises.

In connection with any transfer of this Certificate, the undersigned confirms:

The Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 5.03 of the Trust Supplement shall have been satisfied.

Date: [ , ]	[Name of Transferor]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

EXHIBIT A

[Trust Supplement No. 2007-1B]

In addition, the undersigned has reviewed this Certificate and makes the representations, agreements, understandings and acknowledgments deemed made by a Person acquiring or accepting this Certificate as set forth therein.

Date: [ ]
NOTE: To be executed by an executive officer.

EXHIBIT A

[Trust Supplement No. 2007-1B]

EXHIBIT B

[DTC Letter of Representations]

EXHIBIT B